CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form
S-3) and related Prospectus of Catalyst International,
Inc. for the registration of 143,342 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1998, with respect to the consolidated financial statements of Catalyst International, Inc. included in its Annual
Report (Form 10-KSB) for the year ended December 31,
1997, filed with the Securities and Exchange
Commission.



                              /s/  Ernst & Young LLP

                                   ERNST & YOUNG LLP

Milwaukee, Wisconsin
November 18, 1998